NovaStar Financial (NYSE-NFI) www.novastarmortgage.com 2005 FBR Investor Conference November 30, 2005 Exhibit 99

Safe Harbor Statement
Certain matters discussed in this presentation may constitute forward-looking statements within the meaning of the federal securities laws.  Forward looking statements are those that predict or describe future events and that do not relate solely to historical matters.  Forward looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts, changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations and the impact of new local, state or federal legislation or regulations or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our 2004 Annual Report on
Form 10-K. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Mortgage Banking

4 Production 2,358 2,779 1,948 - 500 1,000 1,500 2,000 2,500 3,000 Q3 '03 Q4 '03 Q1 '04 Q2 '04 Q3 '04 Q4 '04 Q1 '05 Q2 '05 Q3 '05 Production up 14% Yr/Yr, up 18% Sequentially

5 Cost of Production 2,779 - 500 1,000 1,500 2,000 2,500 3,000 Q3 '03 Q4 '03 Q1 '04 Q2 '04 Q3 '04 Q4 '04 Q1 '05 Q2 '05 Q3 '05 2.00% 2.10% 2.20% 2.30% 2.40% 2.50% 2.60% 2.70% 2.80% 2.90% Production COP

Production
Credit Characteristics
Weighted Avg. FICO
648
626
622
621 621
625
629
632 632
605
610
615
620
625
630
635
640
645
650
655
Weighted Avg. LTV
77.4
79.6
82.4
82.7
82.4 82.4
82.1
81.6
82.3
75.0
76.0
77.0
78.0
79.0
80.0
81.0
82.0
83.0
84.0
85.0

7 Spreads - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 Q3 '03 Q4 '03 Q1 '04 Q2 '04 Q3 '04 Q4 '04 Q1 '05 Q2 '05 Q3 '05 2-year Swap WAC 7.8% 1.9% 7.6%* 4.3% 586 bps 326 bps *Excluding MTA

Mortgage Banking
Environment
• Origination activity has moderated since
August peak as coupons have risen
• Profit margins on newly originated loans are
relatively thin
• Increasing revenue and continued cost
reduction will continue to be a primary focus
in 2006

Portfolio Management

10 Portfolio ROA - 10.0 20.0 30.0 40.0 50.0 60.0 70.0 Sep-03 Dec-03 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Net Interest Income ROA

Portfolio
Net Interest Income
-
2.0
4.0
6.0
8.0
10.0
12.0
14.0
16.0
Sep-03 Dec-03 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05
-
10.0
20.0
30.0
40.0
50.0
60.0
70.0
Avg. Assets Under Mgmt. Net Interest Income

Effect of HPA
on Portfolio LTV*
Loans with MI and
Loans with Original
LTV<= 60%
Loans without
MI and Original
LTV >60%
Remaining Loan
Balance
7,922                             6,143
Initial Average LTV
after MI
55% 85%
Average Age (years)
1.03                               0.98
HPA Increase
10.8% 10.6%
Estimated Current
LTV after MI
44.2% 74.6%
*Estimates for illustrative purposes only

Portfolio trends
• Better credit from strength of housing
market
• Faster prepayments – borrowers looking to
monetize increase in home value
• Returns on investments in new loans remain
relatively low at market prices

Dividends
Dividend Carry-over Analysis
(In millions)
Estimated 2004 REIT taxable income through Sept. 30, 2005 229 $
  Less: 2005 dividend declarations applied to 2005 taxable income (32)
Estimated 2005 REIT taxable income remaining to be distributed 197 $

Questions

Appendix

Cost of Wholesale
Production
Cost of Wholesale Production
(dollars in thousands)
2005 2004 2005 2004
General and administrative expenses
$       172,685 $       157,130 $         55,887 $         54,597
Mortgage portfolio management general and administrative expenses
(11,928) (5,424) (4,174) (1,820)
Branch operations general and administrative expenses (39,537) (53,255) (13,315) (19,112)
Consolidation eliminations - 10,013 - 5,093
Mortgage lending and loan servicing general and administrative expenses
121,220 108,464 38,398 38,758
Direct origination costs classified as a reduction in gain-on-sale
33,214 33,674 11,787 12,930
Costs of servicing (25,185) (17,191) (8,531) (6,264)
Other lending expenses (22,743) (31,717) (7,390) (11,237)
Overhead costs 106,506 93,230 34,264 34,187
Premium paid to broker, net of fees collected 40,703 40,139 15,459 14,823
Total cost of wholesale production $       147,209 $       133,369 $         49,723 $         49,010
Wholesale production, principal
A
6,032,713 5,366,646 2,301,254 2,035,128
Total cost of wholesale production, as a percentage 2.44% 2.49% 2.16% 2.41%
A)  Includes loans originated through NovaStar Home Mortgage, Inc. and purchased by our wholesale division in NovaStar
Mortgage, Inc. Only the costs borne by our wholesale division are included in the total cost of wholesale production.
For the Nine Months For the Three Months
Ended Sept. 30, Ended Sept. 30,